Exhibit 99.1

Hi-Crush Partners LP
Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2013

Hi-Crush Partners LP
Index to Pro Forma Condensed Combined Statement of Operations

Introduction	1

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2013	2

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations	3

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(Dollars in thousands, unless otherwise noted)

On June 10, 2013, Hi-Crush Partners LP (the “Partnership”) acquired D & I Silica, LLC (“D&I”) for $95,159 in cash and 1,578,947 common units representing limited partner interests in the Partnership, valued at $37,358 as of June 10, 2013. The acquisition was financed through the funding of $100,000 drawn under the Partnership's credit facility.
The following unaudited pro forma condensed combined statement of operations of Hi-Crush Partners LP presents the combined results of operations of the Partnership as they may have appeared had the acquisition and financing transactions described above occurred on January 1, 2013.
The unaudited pro forma condensed combined statement of operations is provided for illustrative purposes only and does not purport to present what the actual results of operations would have been had all the transactions actually occurred on the date indicated, nor does it purport to represent results of operations for any future period or financial position for any future date. This statement does not reflect any cost savings or other benefits that may be obtained among the operations of Hi-Crush Partners LP and D & I Silica, LLC.
The unaudited pro forma condensed combined statement of operations have been derived from and should be read together with the historical consolidated financial statements and notes of Hi-Crush Partners LP and the historical financial statements of D & I Silica, LLC, both prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for the year ended December 31, 2012 and the three months ended March 31, 2013.
The unaudited pro forma condensed combined financial statements have been prepared on the basis that the Partnership is treated as a partnership for federal income tax purposes. The unaudited pro forma condensed combined financial statements should be read in conjunction with the notes accompanying these unaudited pro forma condensed combined financial statements and with the historical consolidated financial statements and related notes of the Partnership, as filed with the Securities and Exchange Commission.

Hi-Crush Partners LP
Unaudited Pro Forma Condensed Combined Statement of Operations
for the year ended December 31, 2013
(in thousands, expect unit and per unit information)

		D&I Silica, LLC
		Historical
		(Period from
	Hi-Crush	January 1			Hi-Crush
	Partners LP	Through	Pro Forma		Partners LP
	Recasted	June 10, 2013)	Adjustments		Pro Forma
Revenues	$178,970	$55,052	$—		$234,022
Cost of goods sold (including depreciation, depletion and amortization)	95,884	42,770	(3,077)	(a)	138,646
			1,064	(b)
			2,005	(c)
Gross profit	83,086	12,282	8		95,376

Operating costs and expenses:
General and administrative	19,096	5,993	(117)	(d)	20,197
			(4,775)	(e)
Exploration expense	47	—	—		47
Accretion of asset retirement obligation	228	—	—		228
Income from operations	63,715	6,289	4,900		74,904

Other income (expense):
Interest expense	(3,671)	(112)	120	(f)	(5,009)
			(1,346)	(g)
Net income	60,044	6,177	3,674		69,895
Income attributable to non-controlling interest	(274)	—	—		(274)
Net income attributable to Hi-Crush Partners LP	$59,770	$6,177	$3,674		$69,621

Calculation of net income per limited partner unit:
Limited partners' interest in net income					$69,621
Net income per common unit - basic and diluted					$2.41
Net income per subordinated unit - basic and diluted					$2.41
Weighted average number of common units outstanding - basic and diluted					15,224,381
Weighted average number of subordinated units - basic and diluted					13,640,351

The accompanying notes are an integral part of these unaudited Pro Forma Condensed Combined Statement of Operations

Hi-Crush Partners LP
Notes to Unaudited Pro Forma Condensed Combined Statement of Operations
(Dollars in thousands, except as otherwise noted)

Note 1-Basis of Pro Forma Presentation

Hi-Crush Partners LP (together with its subsidiaries, the “Partnership”, “we”, “us” or “our”) is a Delaware limited partnership formed on May 8, 2012 to acquire selected sand reserves and related processing and transportation facilities of Hi-Crush Proppants LLC. In connection with its formation, the Partnership issued a non-economic general partner interest to Hi-Crush GP LLC, our general partner (the “General Partner” or “Hi-Crush GP”), and a 100.0% limited partner interest to Hi-Crush Proppants LLC (the “sponsor”), its organizational limited partner.

On January 31, 2013, the Partnership entered into an agreement with the sponsor to acquire a preferred interest in Hi-Crush Augusta LLC (“Augusta”), the entity that owned the sponsor’s Augusta facility, which is located in Eau Claire County, Wisconsin, for $37,500 in cash and 3,750,000 newly issued convertible Class B units in the Partnership. On April 8, 2014, the Partnership entered into a contribution agreement with the sponsor to acquire substantially all of the remaining equity interests in the sponsor’s Augusta facility for cash consideration of $224,250 (the “Augusta Contribution”). The Augusta Contribution closed on April 28, 2014, and at closing, the Partnership’s preferred equity interest in Augusta was converted into common equity interests of Augusta. Following the Augusta Contribution, the Partnership owned 98.0% of Augusta’s common equity interests. The Augusta Contribution was accounted for as a transaction between entities under common control whereby Augusta's net assets were recorded at their historical cost. The Partnership's historical financial information was recast to consolidate Augusta for all periods presented.

On June 10, 2013, the Partnership acquired an independent frac sand supplier, D&I, transforming the Partnership into an integrated Northern White frac sand producer, transporter, marketer and distributor. The Partnership acquired D&I for $95,159 in cash and 1,578,947 common units valued at $37,358 as of June 10, 2013. Founded in 2006, D&I is the largest independent frac sand supplier to the oil and gas industry drilling in the Marcellus and Utica shales. D&I operates through an extensive logistics network of rail-served origin and destination terminals located in the Midwest near supply sources and strategically throughout Pennsylvania, Ohio and New York, respectively.
The unaudited pro forma condensed combined statements of operations of the Partnership is based on the audited historical consolidated statement of operations of the Partnership for the year ended December 31, 2013 and includes pro forma adjustments to give effect to the acquisition as described below as if it occurred on January 1, 2013.
The unaudited pro forma condensed consolidated statement of operations give effect to the acquisition as follows:

•	The addition of D&I's assets, liabilities and related operations to the Partnership, including the impact of purchase accounting adjustments;

•	The acquisition price, including the cash and unit based consideration of 1,578,947 common units in the Partnership;

•	Borrowings under the $200,000 revolver at LIBOR plus 2.5%. Pro forma interest expense has been determined based on an assumed LIBOR of 0.2%.
No amounts have been included in the purchase price allocation for estimated costs to be incurred to achieve savings or other benefits of the transactions. Similarly, the pro forma statement of operations does not reflect any cost savings or other benefits that may be obtained through synergies among the operations of the Partnership and D&I.

Hi-Crush Partners LP
Notes to Unaudited Pro Forma Condensed Combined Statement of Operations
(Dollars in thousands, except as otherwise noted)

Note 2-Purchase Price Allocation of D&I Acquisition
The acquisition was accounted for under the acquisition method of accounting whereby management assessed the net assets acquired and recognized amounts for the identified assets acquired and liabilities assumed.
The total purchase price of $132,517 was allocated to the net assets acquired as follows:

Assets acquired:
Cash	$204
Restricted cash	688
Accounts receivable	17,908
Inventories	10,372
Prepaid expenses and other current assets	809
Property, plant and equipment	39,242
Intangible assets	41,878
Goodwill	33,745
Other assets	113
Total assets acquired	144,959
Liabilities assumed:
Accounts payable	11,646
Accrued liabilities and other current liabilities	796
Total liabilities assumed	12,442
Fair value of net assets acquired	$132,517

Hi-Crush Partners LP
Notes to Unaudited Pro Forma Condensed Combined Statement of Operations
(Dollars in thousands, except as otherwise noted)

Note 3-Pro Forma Adjustments and Assumptions

The unaudited pro forma condensed combined statement of operations has been prepared to reflect the acquisition of D&I by the Partnership and the related financing as if it had occurred January 1, 2013. Pro forma adjustments included in the unaudited pro forma condensed combined statements of operations were as follows:

(a)	To eliminate D&I historical cost basis depreciation and amortization. Prior to its acquisition, D&I depreciated its fixed assets using the straight-line or double declining method.

(b)
To recognize pro forma depreciation expense on D&I property and equipment based upon the values assigned in the Partnership's accounting for the purchase of D&I, reflecting an estimated average remaining useful life of 18 years.

(c)
To recognize pro forma amortization expense on D&I intangible assets based upon the values assigned in the Partnership's accounting for the purchase of D&I, reflecting an estimated average remaining useful life of 13 years.

(d)	To eliminate compensation paid to a former member of D&I under an agreement which was terminated in connection with the acquisition.

(e)	To eliminate costs incurred by D&I and the Partnership in connection with the June 10, 2013 acquisition.

(f)	To eliminate interest expense incurred by D&I on debt retained by the sellers.

(g)	To recognize pro forma interest expense at 2.7% per annum on $100,000 of new borrowings used by the Partnership to finance the acquisition.
Note 4-Pro Forma Net Income Per Limited Partner Unit
Pro forma net income per limited partner unit is determined by dividing the pro forma net income available to the limited partners by the number of common units and subordinated units that would have been outstanding if the acquisition had taken place on January 1, 2013. All units were assumed to have been outstanding during the entire periods presented, as if the Contribution and acquisition of D&I took place on January 1, 2013. Basic and diluted pro forma net income per unit are equivalent because there were no dilutive units outstanding during any such periods.